Ford | NEWS

Ford Reports Strong Second Quarter Results; Pre-Tax Profit $2.9 Billion; Net Income $1.9 Billion

2015 SECOND QUARTER FINANCIAL RESULTS*

	Wholesales	Company Revenue	Automotive Operating Margin	Pre-Tax Results	Operating After-Tax Earnings Per Share**	Automotive Operating-Related Cash Flow	Net Income
2Q 2015	**1,696K**	**$37.3B**	**7.2%**	**$2.9B**	**$0.47**	**$1.9B**	**$1.9B**
B/(W) 2Q 2014	35K	$(0.1)B	0.6pts	$269M	$0.07	$(0.7)B	$574M

HIGHLIGHTS

Outstanding second quarter; company on track for a breakthrough year

Pre-Tax Profit of $2.9B, up $269M or 10 percent from a year ago

Net income of $1.9B, up $574M or 44 percent from a year ago

After-tax earnings per share of 47 cents, up 7 cents from a year ago excluding last year's special items charges

Best Automotive quarterly profit since 2000 driven by record quarterly profit in North America and record second quarter profit in Asia Pacific; Europe about break-even

Automotive-operating cash flow strong at $1.9B

Wholesale volume up 2 percent, driven by North America and Europe

Automotive revenue was about equal, with higher net pricing and volume offset by unfavorable translation effects of the strong U.S. dollar on international operations

Global market share grew to 7.6 percent, up one-tenth of a percentage point from a year ago

12 of 16 planned global new product launches completed; remainder on track

Introduced SYNC® 3, the all-new communications and entertainment system

Continued strong profit at Ford Credit; pre-tax profit $506M

Ford Smart Mobility plan moved from research to the start of implementation; Ford Credit launched car-sharing pilot in six U.S. cities and London

Company reconfirms 2015 pre-tax profit guidance of $8.5B to $9.5B, with higher Automotive revenue, operating margin and operating-related cash flow compared with 2014



"We delivered an outstanding second quarter, a great first half of 2015, and we are confident the second half of the year will be even stronger. The entire Ford team is focused on accelerating our One Ford plan, delivering product excellence and driving innovation in every part of our business."

Mark Fields, Ford President and CEO

PRODUCT NEWS



Launched the all-new Ford Edge which is filled with technologies making every drive easier, more comfortable and less stressful. Features new EcoBoost engines that deliver the fuel economy and aggressive performance customers want. A three-row Edge is now available in China.



Launched the all-new S-Max in Europe with space for seven to travel in style, and the agility and driving pleasure of a smaller car. This is the first Ford globally to feature Ford's Dynamic LED Headlamps with Glare-Free Highbeams that maintain maximum illumination without distracting other road users.



Launched the new Ford Explorer which includes new technology and a 2.3-liter EcoBoost engine – and, for the first time, a high-end Platinum series with the most premium, high-quality interior ever offered on a Ford vehicle in the U.S.



Launched the all-new MKX in North America, introducing Quiet Luxury through a safe effortless ride, a warm tailored experience and a thoughtful elegant design. Lincoln's most luxurious SUV to date.

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com.
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Ford Motor Company 2Q July 28, 2015 1

AUTOMOTIVE RESULTS

	Wholesales	Revenue	Operating Margin	Pre-Tax Results
2Q 2015	1,696K	$35.1 B	7.2%	$ 2.4B
B/(W) 2Q 2014	35K	$(0.2)B	0.6pts	$207M

North America

Pre-tax profit was an any-quarter record at $2.6 billion, up $157 million from last year's record profit. Favorable volume, mix and net pricing were offset partially by higher costs and unfavorable exchange. Higher wholesales reflect the non-repeat of last year's stock reduction and higher industry sales. Market share was a partial offset driven by lower availability of F-150. Higher revenue was driving by higher volume, net pricing and favorable mix; effect of the strong U.S. dollar was a partial offset. North America's pre-tax profit is expected to exceed last year's result.

	Wholesales	Revenue	Operating Margin	Pre-Tax Results
2Q 2015	816K	$23.3B	11.1%	$2.6B
B/(W) 2Q 2014	56K	$2.1B	(0.5)pts	$157M

South America

Ford continues to benefit from the strategy of replacing legacy products with One Ford products, even in a difficult business environment. The new Ka drove strong share gains, which at 10 percent, was up 1.1 percentage points. In Brazil, Fusion continues to lead its segment, and as a result of the success of the F-Series and Cargo, Ford led the light and semi-light truck segments. In Argentina, Ford continued to rank second in sales, and EcoSport and Mondeo led their segments. Wholesale volume was down 14 percent due to lower industry sales. This, along with weaker currencies, resulted in a 29 percent decline in revenue. Pre-tax results improved from a year ago due to higher net pricing. For the full-year, pre-tax loss is expected to improve from 2014.

	Wholesales	Revenue	Operating Margin	Pre-Tax Results
2Q 2015	98K	$1.5B	(12.4)%	$(185)M
B/(W) 2Q 2014	(16)K	$(0.6)B	1.6pts	$110M

Europe

Ford continued its European transformation plan focused on product, brand and cost. Wholesale volume improved 3 percent compared with a year ago as a result of higher Europe 20 industry sales, as well as higher industry sales and Ford share in Turkey. These factors were offset partially by the non-repeat of last year's dealer stock increase. Revenue was down 14 percent due to the adverse translation effects of the strong U.S. dollar. Pre-tax results were largely unchanged from a year ago, however, the underlying operating performance in Europe improved. Ford's results did not benefit from the usual seasonal stock increase or last year's one-time reserve release. Volume and mix were favorable, and net pricing improved. Pre-tax loss expected to improve for the full year from 2014.

	Wholesales	Revenue	Operating Margin	Pre-Tax Results
2Q 2015	389K	$7.0B	(0.2)%	$(14)M
B/(W) 2Q 2014	13K	$(1.0)B	(0.4)pts	$(28)M

Middle East & Africa

The company remains focused on building its distribution capability, expanding its product offering tailored to the needs of the region, and leveraging its global low-cost sourcing hubs. Wholesale volume and revenue declined 10 percent and 23 percent from a year ago, respectively. Lower volume was a result of unfavorable changes in dealer stocks due to production timing differences, while the lower revenue reflects the adverse translation effects of the stronger U.S. dollar, and lower volume. Pre-tax results declined compared with a year ago due to lower volume. For the full year, pre-tax results expected to be about breakeven.

	Wholesales	Revenue	Operating Margin	Pre-Tax Results
2Q 2015	44K	$0.9B	(5.1)%	$(46)M
B/(W) 2Q 2014	(5)K	$(0.2)B	(7.1)pts	$(69)M

Asia Pacific

Pre-tax profit was a record for the second quarter. The improved result was driven by lower costs and favorable exchange. In the quarter, wholesale volume decreased 4 percent from a year ago because of lower industry sales and market share. Revenue, which excludes Ford's China joint ventures, declined 15 percent, reflecting lower volume and weaker currencies. Ford expects 2015 to be a strong year, with results improving in the second half as compared to the first half, as new manufacturing capacity comes on line and the company launches new vehicles. For the full year, pre-tax results expected to be higher than 2014.

	Wholesales	Revenue	Operating Margin	Pre-Tax Results
2Q 2015	349K	$2.4B	7.8%	$192M
B/(W) 2Q 2014	(13)K	$(0.5)B	2.3pts	$33M

FINANCIAL SERVICES RESULTS

	Ford Credit Pre-Tax Results	Other Pre-Tax Results	Total Pre-Tax Results
2Q 2015	$506M	$(15)M	$491M
B/(W) 2Q 2014	$72M	$(10)M	$62M

Ford Credit

Second Quarter pre-tax profit improved compared with a year ago as a result of favorable volume and mix, reflecting primarily higher consumer finance receivables globally and an increase in leasing in North America.

"This is one of the strongest quarters in our recent history with our best Automotive quarterly profit since 2000, record any-quarter profit in North America and record second quarter profit in Asia Pacific. We have four more global vehicle launches this year to complete the 16 planned and we're on track to deliver great results for the rest of the year."

Bob Shanks, Executive Vice President and CFO



Ford Motor Company 2Q July 28, 2015 2

RISK FACTORS Statements included or incorporated by reference herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Decline in industry sales volume, particularly in the United States, Europe, or China due to financial crisis, recession, geopolitical events, or other factors; • Decline in Ford's market share or failure to achieve growth; • Lower-than-anticipated market acceptance of Ford's new or existing products; • Market shift away from sales of larger, more profitable vehicles beyond Ford's current planning assumption, particularly in the United States; • An increase in or continued volatility of fuel prices, or reduced availability of fuel; • Continued or increased price competition resulting from industry excess capacity, currency fluctuations, or other factors; • Fluctuations in foreign currency exchange rates, commodity prices, and interest rates; • Adverse effects resulting from economic, geopolitical, or other events; • Economic distress of suppliers that may require Ford to provide substantial financial support or take other measures to ensure supplies of components or materials and could increase costs, affect liquidity, or cause production constraints or disruptions; • Work stoppages at Ford or supplier facilities or other limitations on production (whether as a result of labor disputes, natural or man-made disasters, tight credit markets or other financial distress, production constraints or difficulties, or other factors); • Single-source supply of components or materials; • Labor or other constraints on Ford's ability to maintain competitive cost structure; • Substantial pension and postretirement health care and life insurance liabilities impairing our liquidity or financial condition; • Worse-than-assumed economic and demographic experience for postretirement benefit plans (e.g., discount rates or investment returns); • Restriction on use of tax attributes from tax law "ownership change”; • The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns, or increased warranty costs; • Increased safety, emissions, fuel economy, or other regulations resulting in higher costs, cash expenditures, and / or sales restrictions; • Unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise; • A change in requirements under long-term supply arrangements committing Ford to purchase minimum or fixed quantities of certain parts, or to pay a minimum amount to the seller ("take-or-pay" contracts); • Adverse effects on results from a decrease in or cessation or clawback of government incentives related to investments; • Inherent limitations of internal controls impacting financial statements and safeguarding of assets; • Cybersecurity risks to operational systems, security systems, or infrastructure owned by Ford, Ford Credit, or a third-party vendor or supplier; • Failure of financial institutions to fulfill commitments under committed credit and liquidity facilities; • Inability of Ford Credit to access debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts, due to credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • Higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Increased competition from banks, financial institutions, or other third parties seeking to increase their share of financing Ford vehicles; and • New or increased credit, consumer, or data protection or other regulations resulting in higher costs and / or additional financing restrictions. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Ford Motor Company 2Q July 28, 2015 3

CONFERENCE CALL DETAILS

Ford Motor Company [NYSE:F] releases its 2015 second quarter financial results at 7:00 a.m. EDT today. The following briefings will be held after the announcement:

At 9:00 a.m. (EDT), Mark Fields, president and chief executive officer, and Bob Shanks, executive vice president and chief financial officer, will host a conference call to discuss Ford's 2015 second quarter results.

At 11:00 a.m. (EDT), Neil Schloss, vice president and treasurer; Stuart Rowley, vice president and controller, and Michael Seneski, chief financial officer, Ford Motor Credit Company, will host a conference call focusing on Ford Motor Credit Company's 2015 second quarter results.

The presentations (listen-only) and supporting materials will be available at www.shareholder.ford.com. Representatives of the investment community will have the opportunity to ask questions on both conference calls, as will representatives of the news media on the first call.

Access Information - Tuesday, July 28, 2015

Earnings Call: 9 a.m. EDT
Toll-Free: 1.877.280.4957
International: 1.857.244.7314
Earnings Passcode: Ford Earnings

Fixed Income: 11 a.m. EDT
Toll-Free: 1.888.339.2688
International: 1.617.847.3007
Fixed Income Passcode: 891 749 53
REPLAYS
(Available after 12:00 p.m. EDT the day of the event through Wednesday, Aug. 5, 2015)

www.shareholder.ford.com

Toll Free: 1.888.286.8010
International: 1.617.801.6888
Replay Passcodes:
Earnings: 86240079
Fixed Income: 90345586

About Ford Motor Company
Ford Motor Company, a global automotive industry leader based in Dearborn, Mich., manufactures or distributes automobiles across six continents. With about 195,000 employees and 66 plants worldwide, the company's automotive brands include Ford and Lincoln. The company provides financial services through Ford Motor Credit Company. For more information regarding Ford and its products worldwide, please visit www.corporate.ford.com.

Contact(s):	Media:	Equity Investment Community:	Fixed Income Investment Community:	Shareholder Inquiries:
	Whitney Eichinger 1.313.390.5565 weiching@ford.com	Erik Eliason 1.313.594.0613 fordir@ford.com	Stephen Dahle 1.313.621.0881 fixedinc@ford.com	1.800.555.5259 or 1.313.845.8540 stockinf@ford.com

* The following applies to the information throughout this release:

- Pre-tax results **exclude special items** unless otherwise noted.
- See tables at the end of this release for the nature and amount of special items, and reconciliation of items designated as "excluding special items" to U.S. generally accepted accounting principles ("GAAP"). Also see the tables for reconciliation to GAAP of Automotive gross cash, operating-related cash flow and net interest.
- Discussion of overall Automotive cost changes is measured primarily at present-year exchange and excludes special items and discontinued operations; in addition, costs that vary directly with production volume, such as material, freight and warranty costs, are measured at present-year volume and mix.
- Wholesale unit sales and production volumes include Ford brand and Jiangling Motors Corporation ("JMC") brand vehicles produced and sold in China by our unconsolidated affiliates; revenue does not includes these sales. See materials supporting the July 28, 2015 conference calls at www.shareholder.ford.com for further discussion of wholesale unit volumes.
- Automotive operating margin is defined as Automotive pre-tax results, excluding special items and Other Automotive, divided by Automotive revenue.

** Excludes special items and "Income/(Loss) attributable to non-controlling interests." See tables at the end of this release for the nature and amount of these special items and reconciliation to GAAP.

Ford Motor Company 2Q July 28, 2015 4

2015 CALCULATION OF EARNINGS PER SHARE

	2Q Net Income Attributable to Ford	2Q After-Tax Operating Results Excluding Special Items*	1H Net Income Attributable to Ford	1H After-Tax Operating Results Excluding Special Items*
Diluted After-Tax Results (Mils)	$ 1,885	$ 1,885	$ 2,809	$ 2,809
Basic and Diluted Shares (Mils)				
Basic shares (Average shares outstanding)	3,974	3,974	3,968	3,968
Net dilutive options and unvested RSUs	33	33	35	35
Diluted shares	4,007	4,007	4,003	4,003
EPS (Diluted)	$ 0.47	$ 0.47	$ 0.70	$ 0.70

* Excludes income / (loss) attributable to non-controlling interests

INCOME FROM CONTINUING OPERATIONS

	2Q 2014 (Mils)	2Q 2015 (Mils)	1H 2014 (Mils)	1H 2015 (Mils)	Memo: FY 2014 (Mils)
Automotive					
North America	$ 2,440	$ 2,597	$ 3,940	$ 3,937	$ 6,898
South America	(295)	(185)	(805)	(374)	(1,162)
Europe	14	(14)	(180)	(199)	(1,062)
Middle East & Africa	23	(46)	77	33	(20)
Asia Pacific	159	192	450	295	589
Other Automotive	(171)	(167)	(393)	(379)	(755)
Total Automotive (excl. special items)	$ 2,170	$ 2,377	$ 3,089	$ 3,313	$ 4,488
Special items -- Automotive	(481)	-	(603)	-	(1,940)
Total Automotive	$ 1,689	$ 2,377	$ 2,486	$ 3,313	$ 2,548
Financial Services					
Ford Credit	$ 434	$ 506	$ 933	$ 989	$ 1,854
Other	(5)	(15)	(42)	(29)	(60)
Total Financial Services	$ 429	$ 491	$ 891	$ 960	$ 1,794
Company					
Pre-tax results	$ 2,118	$ 2,868	$ 3,377	$ 4,273	$ 4,342
(Provision for) / Benefit from income taxes	(803)	(982)	(1,073)	(1,462)	(1,156)
Net income	$ 1,315	$ 1,886	$ 2,304	$ 2,811	$ 3,186
Less: Income / (Loss) attributable to non-controlling interests	4	1	4	2	(1)
Net income attributable to Ford	$ 1,311	$ 1,885	$ 2,300	$ 2,809	$ 3,187
Memo: Excluding special items					
Pre-tax results	$ 2,599	$ 2,868	$ 3,980	$ 4,273	$ 6,282
(Provision for) / Benefit from income taxes	(965)	(982)	(1,327)	(1,462)	(1,650)
Less: Income / (Loss) attributable to non-controlling interests	4	1	4	2	(1)
After-tax results	$ 1,630	$ 1,885	$ 2,649	$ 2,809	$ 4,633

Ford Motor Company 2Q July 28, 2015 5

SPECIAL ITEMS

	2Q 2014 (Mils)	2Q 2015 (Mils)	1H 2014 (Mils)	1H 2015 (Mils)	Memo: FY 2014 (Mils)
Personnel-Related Items					
Separation-related actions*	$ (152)	$ -	$ (274)	$ -	$ (685)
Other Items					
Venezuela accounting change	$ -	$ -	$ -	$ -	$ (800)
Ford Sollers equity impairment	(329)	-	(329)	-	(329)
2016 Convertible Notes settlement	-	-	-	-	(126)
Total Other Items	$ (329)	$ -	$ (329)	$ -	$ (1,255)
Total Special Items	$ (481)	$ -	$ (603)	$ -	$ (1,940)
Tax Special Items	$ 162	$ -	$ 254	$ -	$ 494
Memo:					
Special items impact on earnings per share**	$ (0.08)	$ -	$ (0.08)	$ -	$ (0.36)

* Primarily related to separation costs for personnel at the Genk and U.K. facilities
** Includes related tax effect on special items and tax special items

AUTOMOTIVE SECTOR NET INTEREST RECONCILIATION TO GAAP

	2Q 2014 (Mils)	2Q 2015 (Mils)	1H 2014 (Mils)	1H 2015 (Mils)	Memo: FY 2014 (Mils)
Interest expense (GAAP)	$ (207)	$ (190)	$ (415)	$ (355)	$ (797)
Investment-related interest income (GAAP)	41	56	80	101	193
Interest income / (expense) on income taxes (GAAP)	11	10	37	1	108
Subtotal	$ (155)	$ (124)	$ (298)	$ (253)	$ (496)
Adjusted for items included / excluded from net interest					
Include: Gains / (Losses) on cash equiv. and marketable securities*	17	(13)	30	11	9
Include: Gains / (Losses) on extinguishment of debt	-	-	(5)	1	(5)
Other	(28)	(13)	(56)	(46)	(91)
Net Interest	$ (166)	$ (150)	$ (329)	$ (287)	$ (583)

* Excludes mark-to-market adjustments of our investment in Mazda

Ford Motor Company 2Q July 28, 2015 6

AUTOMOTIVE SECTOR GROSS CASH RECONCILIATION TO GAAP

	2014		2015	
	June 30 (Bils)	Dec. 31 (Bils)	Mar. 31 (Bils)	June 30 (Bils)
Cash and cash equivalents	$ 4.7	$ 4.6	$ 5.1	$ 6.1
Marketable securities	21.1	17.1	14.4	14.6
Total cash and marketable securities (GAAP)	$ 25.8	$ 21.7	$ 19.5	$ 20.7
Securities in transit*	-	-	-	-
Gross cash	$ 25.8	$ 21.7	$ 19.5	$ 20.7

* The purchase or sale of marketable securities for which the cash settlement was not made by period end and the related payable or receivable remained on the balance sheet

AUTOMOTIVE SECTOR OPERATING-RELATED CASH FLOWS RECONCILIATION TO GAAP

	2Q		1H		Memo: FY
	2014 (Bils)	2015 (Bils)	2014 (Bils)	2015 (Bils)	2014 (Bils)
Net cash provided by / (used in) operating activities (GAAP)	$ 4.1	$ 3.5	$ 6.1	$ 4.5	$ 8.8
Items included in operating-related cash flows					
Capital spending	(1.9)	(1.7)	(3.4)	(3.5)	(7.4)
Proceeds from the exercise of stock options	-	-	0.1	0.1	0.2
Net cash flows from non-designated derivatives	0.1	(0.1)	0.1	-	0.2
Items not included in operating-related cash flows					
Separation payments	0.1	0.1	0.1	0.5	0.2
Funded pension contributions	0.3	0.1	0.8	0.9	1.5
Tax refunds and tax payments from affiliates	-	-	(0.2)	-	(0.2)
Other	(0.1)	-	0.2	(0.1)	0.3
Operating-related cash flows	$ 2.6	$ 1.9	$ 3.8	$ 2.4	$ 3.6

Ford Motor Company 2Q July 28, 2015 7